UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2016

Financial Gravity Companies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-144504	20-4057712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 N. Watters Road, Suite 120, Allen, Texas 75013

(Address of principal executive offices)               (Zip Code)

Registrant’s telephone number, including area code: 1 – (469) 342 – 9100

9500 W. Flamingo Rd., Suite 205, Las Vegas, NV, 89147

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

Certain statements in this Report are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  When used in this Report, words such as “may,” “should,” “seek,” “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “goal,” “intend,” “strategy” and similar expressions are intended to identify forward-looking statements regarding events, conditions and financial trends that may affect the Company’s future plans, operations, business strategies, operating results and financial position.  Forward-looking statements are subject to a number of known and unknown risks and uncertainties (including the risks contained in the section of this report entitled “Risk Factors”) that could cause the Company’s actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements and its goals and strategies to not be achieved.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Report. The Company does not undertake any responsibility to publicly update or revise any forward-looking statement or report.

Item 2.01.       Completion of Acquisition or Disposition of Assets.

Pursuant to an Agreement and Plan of Merger dated effective as of September 30, 2016 (the “Merger Agreement”), by and among Pacific Oil Company, a Nevada corporation (the “Company”), its subsidiary Pacific Merger Corp., a Texas corporation (“Pacific Merger Corp”), and Financial Gravity Holdings, Inc., a Texas corporation (“Financial Gravity Holdings”), Pacific Merger Corp merged with and into Financial Gravity Holdings, with Financial Gravity Holdings remaining as the surviving corporation and becoming a subsidiary of the Company (the “Merger”). On October 6, 2016, a certificate of merger was filed with the Texas Secretary of State.

Also pursuant to the Merger Agreement, each of the 32,248,183 shares of Financial Gravity Holdings Common Stock issued and outstanding prior to the Merger has been automatically converted into and exchangeable for an equivalent number of fully paid and non-assessable shares of Company Common Stock.

Also pursuant to the Merger Agreement, the officers and directors of the Company prior to the Merger resigned on the effective date of the Merger. Also pursuant to the Merger Agreement, and prior to his resignation, Mr. Anthony Sarvucci, then the sole director, elected Messrs. John Pollock, Paul Williams, David Crowley, Ed Lyon, and George Crumley to the Company’s Board of Directors.

Accordingly, as a consequence of the change in the Company’s stock ownership and the change in the composition of the Company’s Board of Directors, the Merger has resulted in a change of control of the Company.

For accounting purposes, the Merger has been accounted for as a reverse merger, with Financial Gravity Holdings as the accounting acquirer (legal acquiree). On the effective date of the Merger, Financial Gravity Holdings business became the only business of the Company, which prior to the Merger was a shell company. The consolidated financial statements prepared following the reverse merger will be issued under the name of the legal parent (accounting aquiree) but described in the notes as a continuation of the financial statements of the legal subsidiary (accounting acquirer) with the stockholders’ equity adjusted to reflect stockholders’ equity of the accounting acquirer.

The Merger Agreement is filed as an Exhibit to this Current Report on Form 8-K. The foregoing description of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entireties by reference to the Merger Agreement.

Unless the context otherwise requires, all future references in this Report to “we,” “us,” “our company,” “our,” or the “Company” refer to the blended enterprise comprised of Pacific Oil Company (currently named Financial Gravity Holdings, Inc.), its subsidiary Financial Gravity Holdings, Inc., and Financial Gravity Holdings, Inc.’s subsidiaries.

Description of Business

Business Overview

The Company was incorporated in Nevada on December 5, 2005 as Kat Racing, Inc. On January 4, 2013, the Articles of Incorporation were amended to change the name of the Company to Prairie West Oil & Gas, Ltd. On July 26, 2013, the Articles of Incorporation were amended to change the name of the Company to Pacific Oil Company. On October 31, 2016, following a reverse merger transaction (the “Merger”), the Articles of Incorporation were amended to change the name of the Company to Financial Gravity Companies, Inc.

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The accounting acquirer (legal acquiree) in the Merger, Financial Gravity Holdings, Inc., was incorporated in Texas on September 29, 2014. On the effective date of the Merger, the business of Financial Gravity Holdings became the only business of Pacific Oil Company. Pacific Oil Company is currently named Financial Gravity Companies, Inc.

Also pursuant to the Merger, each of the shares of Financial Gravity Holdings common stock issued and outstanding prior to the Merger was automatically converted into and exchangeable for an equivalent number of fully paid and non-assessable shares of Company common stock.

The accounting acquirer (legal acquiree) in the reverse merger transaction, Financial Gravity Holdings, is now a wholly owned subsidiary of the Company. Business Legacy, Inc., founded in 2002, and Pollock Advisory Group, founded in 2007, were added on September 29, 2014, as subsidiaries. During fiscal year 2015, the Company acquired as additional subsidiaries, Cloud9b2b, LLC and SASH Corporation (dba Metro Data Processing). During fiscal year 2016, the Company acquired an additional subsidiary, Tax Coach Software, LLC. The Company and its subsidiaries deliver a wide range of accounting, tax planning and management services to high net worth individuals and businesses nationwide.

Organic growth has come in four key areas.

•	Partner Program
•	Tax Services, including Tax Blueprints and ongoing Tax Operating system services
•	Wealth Management Services
•	Other Products and Services (Insurance and other miscellaneous products and services).

All future growth is expected to come from these four key areas, as well as through organic growth, acquisitions, and strategic alliances.

Products and Services

The following outline briefly describes Financial Gravity’s various subsidiaries and the products and services they offer:

Financial Gravity Operations, Inc.  Financial Gravity Operations manages operational expenses for the shared services of the subsidiaries.

Financial Gravity Tax, Inc. formerly Business Legacy, Inc.   Financial Gravity Tax is a bookkeeping, tax planning and payroll service provider for small companies and individuals.

Financial Gravity Wealth, Inc. formerly Pollock Advisory Group, Inc.   Financial Gravity Wealth is a registered investment advisor and provides asset management services.

Financial Gravity Business, LLC formerly Cloud9b2b, LLC   Financial Gravity Business provides business consulting services to Small Business Owners that identify way to leverage a business’ current assets (people, platforms and processes) and reduce exposure to risk, both short-term and long-term, while simplifying the business and increasing profitability.

Financial Gravity Ventures, LLC formerly Cloud9Accelerator, LLC   Financial Gravity Ventures holds acquired companies and business assets until they are integrated into the main stream Financial Gravity business structure.

Sash Corporation dba Metro Data Processing   Metro Data Processing provides payroll services, software and support solutions to business owners.

Tax Coach Software, LLC   Tax Coach Software provides three primary services including monthly subscriptions to the “TaxCoach” software system, coaching and email marketing services.

Competition

The market is comprised of a very large selection of varied suppliers that provide financial advisory, accounting, and tax needs. These include accounting firms, certified public accountants (“CPA's”), bookkeeping businesses, estate planners, lawyers, wealth management consultants, estate offices, private offices, banks, and large financial institutions. However, many of these firms are either too big to provide the customized services that small business owners are seeking, are too expensive, or simply do not have the customized services that Financial Gravity offers to meet the needs of small business owners and high net worth individuals.

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Financial Gravity has a unique product and service delivery model that has been proven to work over the past years. Financial Gravity believes that its superior products, services and overall customer service will enable it to achieve its target sales and revenue.

In addition, Financial Gravity considers a number of its small to medium-sized business competitors to potentially be attractive acquisition targets.

Intellectual Property

Financial Gravity maintains copyrights or trademarks on all of its printed marketing materials, the financialgravity.com website and other web pages, and proprietary software. Financial Gravity’s goal is to preserve its trade secrets, and operate without infringing on the proprietary rights of other parties.

To help protect its proprietary know-how, which is not patentable, Financial Gravity currently relies and will in the future rely on trade secret protection and confidentiality agreements to protect its interests. To this end, Financial Gravity requires all of its employees, consultants, advisors and other contractors to enter into confidentiality agreements that prohibit the disclosure of confidential information and, where applicable, require disclosure and assignment to Financial Gravity of the ideas, developments, discoveries and inventions important to its business.

Employees

As of September 30, 2016, Financial Gravity had approximately 24 full-time employees. None of the Company’s employees are covered by a collective bargaining agreement. Financial Gravity believes that it maintains good relations with its employees.

Description of Property

The Company’s corporate offices are located at 800 N Watters Road, Suite 120, Allen, Texas 75013, where Financial Gravity has 4,015 square feet of office space under lease. Pursuant to an office lease dated December 3, 2013, Financial Gravity is required to make monthly lease payments of $6,995 per month (including operating expenses). The lease expires on October 31, 2018.

Metro Data Processing’s offices are located at 1545 S. Harvard Avenue, Tulsa, Oklahoma 74112, where the company occupies 1,590 square feet of office space under lease. Pursuant to an office lease dated September 10, 2015, Metro Data Processing is required to make monthly lease payments of $1,182 per month (including operating expenses). The lease automatically renews every 12 months.

Tax Coach Software’s offices are located at 2619 Erie Ave., Suite 2D, Cincinnati, Ohio 75208. The company makes monthly lease payments of $1,250 per month (including operating expenses) pursuant to a month to month lease agreement with a 30 day notice to terminate.

Legal Proceedings

From time to time, we are a party to or otherwise involved in legal proceedings, claims and other legal matters, arising in the ordinary course of our business or otherwise. A subsidiary of the Company is currently involved in one legal proceeding, the outcome of which will not be material to our ability to operate or market our services, our consolidated financial position, results of operations or cash flows.

Government Regulation

The services provided by Financial Gravity, through its subsidiaries, are extensively regulated by federal and state authorities in the United States. Financial Gravity believes it is in compliance with federal and state qualification and registration requirements in order that it may continue to provide services to its clients consistent with applicable laws and regulations.

Risk Factors

Our limited operating history may not serve as an adequate basis to judge our future prospects and results of operations. Financial Gravity has a relatively limited operating history. Our limited operating history and the unpredictability of the wealth management industry make it difficult for investors to evaluate our business. An investor in our securities must consider the risks, uncertainties and difficulties frequently encountered by companies in rapidly evolving markets.

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We will need additional financing to implement our business plan. The Company will need additional financing to fully implement its business plan in a manner that not only continues to expand an already established direct-to-consumer approach, but also allows the Company to establish a stronger brand name in all the areas in which it operates. In particular, the Company will need additional financing to:

•	Effectuate its business plan and further develop its product and service lines;
•	Expand its facilities, human resources, and infrastructure; and
•	Increase its marketing efforts and lead generation.

There are no assurances that additional financing will be available on favorable terms, or at all. If additional financing is not available, the Company will need to reduce, defer or cancel development programs, planned initiatives and overhead expenditures. The failure to adequately fund its capital requirements could have a material adverse effect on the Company’s business, financial condition and results of operations. Moreover, the sale of additional equity securities to raise financing will result in additional dilution to the Company’s stockholders, and incurring additional indebtedness could involve the imposition of covenants that restrict the Company’s operations.

Our products and services are subject to changes in applicable laws and regulations.  The Company’s business is particularly subject to changing federal and state laws and regulations related to the provision of financial services to consumers. The Company’s continued success depends in part on its ability to anticipate and respond to these changes, and the Company may not be able to respond in a timely or commercially appropriate manner. If the Company fails to adjust its products and services in response to changing legal and/or regulatory requirements, the ability to deliver its products and services may be hindered, which in turn could have an adverse effect on the Company’s business, financial condition and results of operations.

We may continue to encounter substantial competition in our business.  The Company believes that existing and new competitors will continue to improve their products and services, as well as introduce new products and services with competitive price and performance characteristics. The Company expects that it must continue to innovate, and to invest in product development and productivity improvements, to compete effectively in the several markets in which the Company participates. The Company’s competitors could develop a more efficient product or service or undertake more aggressive and costly marketing campaigns than those implemented by the Company, which could adversely affect the Company’s marketing strategies and have an adverse effect on the Company's business, financial condition and results of operations.

Important factors affecting the Company's current ability to compete successfully include:

•	lead generation and marketing costs;
•	service delivery protocols;
•	branded name advertising; and
•	product and service pricing.

In periods of reduced demand for the Company's products and services, the Company can either choose to maintain market share by reducing product and service pricing to meet the competition, or maintain its product and service pricing, which would likely sacrifice market share. Sales and overall profitability may be reduced in either case. In addition, there can be no assurance that additional competitors will not enter the Company's existing markets, or that the Company will be able to continue to compete successfully against its competition.

We may not successfully manage our growth. Our success will depend upon the expansion of our operations and the effective management of our growth, which will place a significant strain on our management and on our administrative, operational and financial resources. To manage this growth, we must expand our facilities, augment our operational, financial and management systems, and hire and train additional qualified personnel. If we are unable to manage our growth effectively, our business would be harmed.

We rely on key executive officers, and their knowledge of our business and technical expertise would be difficult to replace. We are highly dependent on our executive officers. If one or more of the Company's senior executives or other key personnel are unable or unwilling to continue in their present positions, the Company may not be able to replace them easily or at all, and the Company’s business may be disrupted. Competition for senior management personnel is intense, the pool of qualified candidates is very limited, and we may not be able to retain the services of our senior executives or attract and retain high-quality senior executives in the future. Such failure could have a material adverse effect on the Company's business, financial condition and results of operations.

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We may never pay dividends to our common stockholders.  The Company currently intends to retain its future earnings to support operations and to finance expansion; accordingly, the Company does not anticipate paying any cash dividends in the foreseeable future.

The declaration, payment and amount of any future dividends on common stock will be at the discretion of the Company's Board of Directors, and will depend upon, among other things, earnings, financial condition, capital requirements, level of indebtedness and other considerations the Board of Directors considers relevant. There is no assurance that future dividends will be paid on common stock or, if dividends are paid, the amount thereof.

Our common stock is quoted through the OTC Markets, which may have an unfavorable impact on our stock price and liquidity.  The Company’s common stock is quoted on the OTC Markets, which is a significantly more limited market than the New York Stock Exchange or NASDAQ. The trading volume may be limited by the fact that many major institutional investment funds, including mutual funds, follow a policy of not investing in OTC Markets stocks and certain major brokerage firms restrict their brokers from recommending OTC Markets stocks because they are considered speculative and volatile.

The trading volume of the Company’s common stock has been and may continue to be limited and sporadic. As a result, the quoted price for the Company’s common stock on the OTC Markets may not necessarily be a reliable indicator of its fair market value.

Additionally, the securities of small capitalization companies may trade less frequently and in more limited volume than those of more established companies. The market for small capitalization companies is generally volatile, with wide price fluctuations not necessarily related to the operating performance of such companies.

Our common stock is subject to price volatility unrelated to our operations.  The market price of the Company’s common stock could fluctuate substantially due to a variety of factors, including market perception of the Company’s ability to achieve its planned growth, operating results of the Company and of other companies in the same industry, trading volume in the Company’s common stock, changes in general conditions in the economy and the financial markets or other developments affecting the Company or its competitors.

Our common stock is classified as a “penny stock.”

Rule 3a51-1 of the Securities Exchange Act of 1934 establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that the Company’s common stock will be considered to be a penny stock for the immediately foreseeable future.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the investor, make a reasonable determination that transactions in penny stocks are suitable for that person, and make a reasonable determination that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also provide disclosure to its customers, prior to executing trades, about the risks of investing in penny stocks in both public offerings and in secondary trading, the commissions payable to both the broker-dealer and the registered representative, and the rights and remedies available to an investor in cases of fraud in penny stock transactions.

Because of these regulations, broker-dealers may not wish to furnish the necessary paperwork and disclosures and/or may encounter difficulties in their attempt to buy or sell shares of the Company’s common stock, which may in turn affect the ability of Company stockholders to sell their shares.

Accordingly, the penny stock classification adversely affects any market liquidity for the Company’s common stock, and subjects the shares to certain risks associated with trading in penny stocks. These risks include difficulty for investors in purchasing or disposing of shares, difficulty in obtaining accurate bid and ask quotations, difficulty in establishing the market value of the shares, and a lack of securities analyst coverage.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of the financial condition and results of operation of Financial Gravity Holdings should read in conjunction with the financial statements and the notes to those statements included in this Report.

Company Overview

For accounting purposes, the Merger has been accounted for as a merger, with Financial Gravity as the accounting acquirer (legal acquiree).

Revenues

For the year ended September 30, 2016, revenue increased $1,447,198 or 110.5% to $2,756,999 from $1,309,801 for the year ended September 30, 2015. The increase in revenue reflects increase in service income, primarily new customer product and service sales, which more than doubled over the same period. Revenues from Tax Services increased over 90%, while the acquisition of Tax Coach Software, LLC added revenues of $394,814.

Operating Expenses

Professional services expenses include merger costs, legal expense, professional fees, contract labor, business consulting, computer and internet expense, and earnest money forfeited. Professional services expenses increased $785,073 or 173.6% to $1,237,221 for the year ended September 30, 2016 from $452,148 for the year ended September 30, 2015. This 173.6% increase is primarily attributable to the acquisition of TaxCoach Software, LLC which added $493,484 in expenses.

Depreciation and amortization expenses include depreciation on fixed assets and amortization of definite lived intangibles. Depreciation and amortization expenses increased $153,258 to $153,547 for the year ended September 30, 2016 from $289 for the year ended September 30, 2015. The increase is primarily due to the acquisition of Tax Coach that gave rise to an additional $1,094,702 in goodwill, $583,478 in intangible assets and $141,080 in fixed assets. These intangible and fixed assets had a corresponding depreciation and amortization expense in the year ended September 30, 2016 of $151,122.

Impairment of goodwill of $662,967 was made of the impairment of goodwill from the acquisitions of Cloud9B2B and MDP.

General and administrative expenses decreased $2,698 or 0.7% to $408,537 for the year ended September 30, 2016 from $411,235 for the year ended September 30, 2015. General and Administrative activity remained relatively stable from fiscal 2015 to fiscal 2016.

Management fees – related party expenses increased $57,676 or 37.1% to $213,333 for the year ended September 30, 2016 from $155,657 for the year ended September 30, 2015. During the year ended September 30, 2015, the Company entered into a consulting agreement with BW3, LLC, which is owned by John Pollock. BW3, LLC services include, but not limited to, providing weekly Podcasts, radio interviews, public speaking, conference contribution, biweekly blogs, content for the newsletters, and other services. The variance is primarily because the fees were paid for the twelve months ended September 30, 2016 vs only nine months for the year ended September 30, 2015.

Marketing expenses increased $169,498 or 72.8% to $402,402 for the year ended September 30, 2016 from $232,904 for the year ended September 30, 2015. During the year ended September 30, 2016, the Company began doing Press Releases and advertising on Facebook. In addition, the Company engaged several consultants to assist leadership and build new business funnels in an effort to continue to grow revenue streams.

Salaries and wages expenses increased $783,146 or 82.7% to $1,730,278 for the year ended September 30, 2016 from $947,132 for the year ended September 30, 2015. During the year ended September 30, 2016, the number of clients increased which resulted in higher commissions paid. Furthermore, commission rates increased in 2016 as sales representatives moved from salary plus commission to 100% commission.

The Company experienced a decrease in its bottom line of $1,191,255 or 126.2% to a net loss of $2,135,139 for the year ended September 30, 2016 from a net loss of $943,884 for the year ended September 30, 2015, primarily attributable to the reasons noted above.

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Significant Accounting Policies

Certain critical accounting policies affect the more significant judgments and estimates used in the preparation of Financial Gravity’s consolidated financial statements. These policies are contained in Note 1 to the consolidated financial statements.

Use of Estimates and Assumptions.  The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Revenue Recognition and Accounts Receivable.

Investment management fees are recognized as services are provided by the Company. Investment management fees include fees earned from assets under management by providing professional services to manage clients’ investments.

Services income is recognized as consulting and other professional services are performed by the Company.

Commission revenue is derived from the sale of premiums on life insurance policies held by third parties. The revenue is recognized at the time the policy is issued.

Revenue represents gross billings less discounts, net of sales tax, as applicable. Amounts invoiced for work not yet completed are shown as deferred revenue in the accompanying consolidated balance sheets.

Trade accounts receivable are carried at the invoiced amount less estimate made for doubtful accounts based on management’s review of outstanding balances. The collectability of the Company’s accounts receivable is reviewed on an ongoing basis, using historical payment trends and review of specific accounts. Accounts receivable are written off after all reasonable collection efforts have been exhausted and when management determines the amounts to be uncollectible. Recoveries of receivables previously written off are recorded when received.

In the normal course of business, the Company extends credit on an unsecured basis to its customers, substantially all of whom are located in the United States of America. The Company does not believe that it is exposed to any significant risk of loss on accounts receivable.

Stock-Based Compensation.

The Company recognizes the fair value of stock-based compensation awards as wages in the accompanying statements of operations on a straight-line basis over the vesting period, using the Black-Scholes option pricing model, which is based on a risk-free rates of 0.70% thru 0.94% in 2016 and 2015, dividend yield of 0%, expected life of 2 years and volatility of 1.00.

Liquidity and Capital Resources

Capital for the growth of Financial Gravity has been provided through private sales of its equity securities to investors. These sales resulted in $1,875,705 and $535,000 during the fiscal years ended September 30, 2015 and 2016, respectively.

The following provides a summary of our cash flows:

	Years Ended September 30,
	2016	2015

Net Cash (Used in) Operating Activities	(1,291,503)	(910,518)

Net Cash Provided by(Used in) Investing Activities	44,541	(96,605)

Net Cash Provided by Financing Activities	578,223	1,808,665

Net (Decrease) Increase in Cash	(668,739)	801,542

Cash, Beginning of Period	801,542	–

Cash, End of Period	$132,803	$801,542

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The Company believes that its cash and cash equivalents balances, cash flows from operations, and funding from the financing sources discussed above will be sufficient to meet the normal operating requirements during the next fiscal year. The Company will need additional financing to fully implement its business plan and to fund additional capital expenditures. The Company continually considers supplementing the cash flows generated by operations with funds provided by financing activities, via both debt and equity, to balance the Company's cash requirements and to finance specific capital projects.

Line of Credit and Notes Payable

The Company has a revolving line of credit with Wells Fargo Bank, N.A. in the amount of $55,000. Amounts drawn under this line of credit are due on demand, and monthly interest and principal payments are required. The interest rate on the line of credit is 7.5%. This line of credit is collateralized by the personal guarantee of the majority stockholder. Line of credit balance was $19,732 and $-0- for the years ended September 30, 2016 and 2015, respectively.

With the acquisition of Tax Coach Software, LLC, the Company also acquired a promissory note payable to The Huntington National Bank. The note permits maximum borrowings of $100,000. Interest is paid monthly at prime plus 1.25% and the balance is due on demand. The facility matures in February 2017, is collateralized by substantially all assets of Tax Coach Software, LLC, and is secured by a personal guarantee from Keith VandeStadt, a significant stockholder of the Company. The balance outstanding under this note payable was $93,397 and $0 at September 30, 2016 and 2015, respectively.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of the Company’s common stock, as of September 30, 2016 (after giving effect to the Merger). The Company’s common stock is the only outstanding class of voting securities, and the following table sets forth the voting power resulting from such beneficial ownership, by

•	each stockholder known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding common stock;
•	each director of the Company;
•	each executive officer of the Company; and
•	all directors and executive officers of the Company as a group.

Amount of Beneficial Ownership (1)
Beneficial Owner (1)	Shares	Percentage of Shares
John Pollock (2)	15,037,962	41.5%
Dave Crowley (2)	3,000,000	8.3%
Keith VandeStadt (2, 4)	2,821,500	7.8%
Edward A. Lyon (2)	2,593,500	7.2%
Paul Williams (2)	1,896,414	5.2%
James F. Reggio (2,3)	778,100	*
Rick Johnson (2, 3)	650,000	*
George Crumley (2)	150,000	*

Directors and executive officers as a group (seven persons)	23,952,706	64.8%

____________________

(1)	Except as noted below, each beneficial owner has sole voting and investment power with respect to all shares attributable to that owner.
(2)	The address for each such beneficial owner is 800 N. Watters Road, Suite 120, Allen, Texas 75013.
(3)	Includes 1,330,000 options that vested upon the closing of the Merger on September 30, 2016.
(4)	Does not serve as a director or executive officer
*	Indicates an ownership percentage of less than one percent.

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Directors and Executive Officers

On September 30, 2016, the effective date of the Merger, the officers and directors of Pacific Oil Company prior to the Merger resigned. Immediately preceding the resignations, the board of Pacific Oil Company elected each of John Pollock, Dave Crowley, Paul Williams, George Crumley and Edward A. Lyon as new directors, and the new Board of Directors elected new executive officers of the Company. Set forth below is certain information regarding the persons who currently serve as directors and executive officers of the Company.

Name	Positions with the Company
John Pollock	Chairman of the Board, Chief Executive Officer
Dave Crowley	President, Chief Strategy Officer, Secretary, Treasurer and Board Member
Rick Johnson	Chief Operating Officer
James F. Reggio	Chief Technology Officer and Chief Marketing Officer
Paul Williams	Vice Chairman of the Board, Chief Financial Officer, Assistant Secretary and Assistant Treasurer
Edward A. Lyon	Chief Tax Strategist and Board Member
George Crumley	Board Member

John Pollock, 50, has been CEO/Founder of Business Legacy, Inc. since 2002, Pollock Advisory Group since 2007 and he is currently CEO and Chairman of Financial Gravity Companies, Inc. Mr. Pollock’s specific experience, qualifications, attributes or skills that led to the conclusion that he should serve as a director for the Company:

•	Has served as CEO and Chairman of Financial Gravity since its inception
•	A seasoned manager

Dave Crowley, 60, began at Financial Gravity Companies as Chief Sales Officer in January 2013, has served on our Board of Directors and as Secretary of the Board since January 2015, and served as our President and Chief Strategy Officer since June 2016. He graduated from University of MO - Rolla with a BS in Electrical Engineering in June 1978 and the University of MN with an MS in Electrical Engineering in April 1986. Mr. Crowley owned and operated Resonate, Inc., a management consulting and training company for small business owners from July 1999 to July 2008, co-owned 80/20 Health Insurance, an insurance agency with over 20 field agents in Colorado from January 2004 to December 2010 and co-owned United Meridian Insurance, a property & casualty agency in Colorado from January 2010 to December 2012. Mr. Crowley’s specific experience, qualifications, attributes or skills that led to the conclusion that he should serve as a director for the Company:

•	21 years as an Engineer with high technology computer company
•	10 years of project management and process engineering experience at General Motors helping develop their vehicle development process
•	5 years teaching graduate school Management Information Systems course at Walsh College
•	8 years of financial services experience in health, life and property & casualty insurance business
•	4 years of tax business experience with Financial Gravity developing the process that the company now uses to sell tax services to business owners and to expand nationally to financial advisors

Rick Johnson, 57, has been our Chief Operating Officer since June of 2016, and previously served Financial Gravity as Vice President of Operations beginning in May of 2015. Mr. Johnson joined Cloud9b2b, LLC (a Financial Gravity acquisition) as President and General Manager in April of 2015. Prior to his involvement in Financial Gravity, Mr. Johnson served as Chief Operating Officer for Bridge Metrics 2013 – 2014, and was Chief Operating Officer of Smart Customer Acquisition 2011 – 2013. From 2008 – 2011, Mr. Johnson was with U.S. Leadership where he held various positions including President in his last year there. He served as Chief Operating Officer for James One Companies 2005 – 2007, and served as Chief Operating Officer of Software Medium 2003 – 2004. From 1997 – 2003, Mr. Johnson was Chief Operating Officer for Migratec, Inc. From 1995 – 1997, he served in various roles including Business Manager, and then Director with Software AG. Mr. Johnson began his career with what is now Accenture (previously Andersen Consulting and Arthur Andersen MICD), where he progressed from Staff Consultant, Senior Consultant, Manager, Sr Manager, and Director from 1982 – 1994. Mr. Johnson received his BBA in Finance from Texas Tech University in 1981.

James F. Reggio, 53, has been our Chief Marketing Officer & Chief Technology Officer since January of 2015 when he joined the company via the Cloud9 Holdings acquisition, where he served as CTO beginning in 2013. From 2006 – 2013, Mr. Reggio held various roles with EFA Processing LP, including Chief Technology Officer, Senior Vice President of Technology, and Executive Vice President. Mr. Reggio was principle with Exectech Consulting Services from 2004 – 2006. He served as Chief Information Officer of Affirmative Insurance Holdings, Inc. from 2001 – 2004 and Chief Information Officer of Instant Insurance Holdings, Inc. from 1999 – 2001, as well as Chief Information Officer and Vice President of The St. Paul Specialty Auto Group from 1997 – 1999. Mr. Reggio received his BA in Computer Science from Western Michigan University in 1986, and currently serves as a board member for the Innovate Flower Mound Entrepreneur Center, and is a managing partner in Tri-Liberty LLC and DayOne Consulting LLC.

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Paul Williams, 60, has served on our Board of Directors and as Vice Chairman of the Board since 2015, and has served as our Chief Financial Officer and Assistant Secretary – Assistant Treasurer since 2016. He graduated from Austin College in Sherman, Texas in 1978 and the Institute for Organization Management in Washington, DC in 1982. Since 2007, Mr. Williams has served as Chief Executive Officer of Bison Financial Group, Inc., a corporate financial advisory and business development firm serving middle market growth companies. Through Bison Financial Group, Mr. Williams personally provides corporate financial advisory and business development consulting services.

Mr. Williams also currently serves as Chairman of the Board of the following private companies: Curtis Mathes, Inc. (since 2013); Championship Sports Group, Inc. (since 2012); Triton Consolidated, Inc. (since 2016); Day One Consulting, Inc. (since 2016); and Investor Relations, Inc. (since 2016). Mr. Williams also currently serves as Vice Chairman of the Board and Chief Financial Officer of Dynamic Chemical Solutions, Inc. (since 2016), and is on the Board of Directors of the Frisco (Texas) Chamber of Commerce.

On behalf of Halo Companies, Inc. (OTC: HALN), Mr. Williams has served as Vice Chairman of the Board, Treasurer, and Assistant Secretary from 2009 to Present, and Served as Chief Financial Officer from 2009 to 2012 and from 2015 to Present. Halo Companies, Inc. is a nationwide distressed asset services company, providing technology-driven asset management, portfolio due diligence, acquisition, repositioning and liquidation strategies for the private investment and mortgage servicing industry.

The breadth of Mr. Williams’ entrepreneurial and financial services experience led the Board of Directors to the conclusion that he is qualified to serve as a director for the Company. Mr. Williams’ specific experience, qualifications, attributes or skills that led to the conclusion that he should serve as a director for the Company:

•	Over 30 years of business experience, primarily in capital markets, mergers, and acquisitions
•	Chief Executive Officer of Bison Financial Group, a corporate financial advisory and business development firm serving middle market growth companies
•	Has served as both officer and director of other public companies
•	Financial Gravity is the third public company for which Mr. Williams is serving as Chief Financial Officer
•	Within the last 5 years, Mr. Williams served as Vice-Chairman of the Board and Chief Financial Officer at Halo Companies, Inc., a public company

Edward A. Lyon, 52, has been our Chief Tax Strategist and a Director since October, 2015. From 2005 until 2015, he was Partner-in-Charge of Content at Tax Coach Software, which he founded in 2005. Mr. Lyon received a B.A. in History from Hamilton College in 1986 and a J.D. from the University of Cincinnati College of Law in 1991. Mr. Lyon’s specific experience, qualifications, attributes or skills that led to the conclusion that he should serve as a director for the Company:

•	The founder of Tax Coach Software, managing the company for 11 years
•	A deep knowledge of accounting and financial services industries
•	A nationally-recognized expert on tax planning
•	The author of 8 books, and has appeared on over 500 radio and television broadcasts to speak about his areas of expertise

George Crumley, 49, has been on the Board of Directors since January 2015. From 1994 to 2007 he was a practicing litigation attorney with the law firm of Stradley & Wright in Dallas, Texas where he was named partner in 2001. He formed Pittenger, Nuspl & Crumley in 2008 where he continues to practice, advising businesses in matters including formation, contracts, employees, real estate and litigation among other areas of law. He received BA. and J.D. degrees from Baylor University in 1989 and 1993, respectively. Mr. Crumley currently serves on the Board of Directors for Legacy Christian Academy in Frisco, Texas. Mr. Crumley’s specific experience, qualifications, attributes or skills that led to the conclusion that he should serve as a director for the Company:

•	23 years of experience in civil litigation and representing businesses with formation, contracts, lawsuits, employee disputes, real estate, and other matters.

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Executive Compensation

Summary Compensation Table

The particulars of compensation paid to the following persons during the fiscal period ended September 30, 2016 and 2015 are set out in the summary compensation table below:

•	our Chief Executive Officer (Principal Executive Officer);
•	our Chief Accounting Officer (Principal Financial Officer);
•	each of our three most highly compensated executive officers, other than the Principal Executive Officer and the Principal Financial Officer, who were serving as executive officers at the end of the fiscal year ended September 30, 2016 and 2015; and
•	up to two additional individuals for whom disclosure would have been provided under the item above but for the fact that the individual was not serving as our executive officer at the end of the fiscal year ended September 30, 2016 and 2015.

(collectively, the “ Named Executive Officers”):

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	All Other Compensation ($)	Total ($)
John Pollock, CEO, Principal Executive Officer	2016 2015	$100,000 $95,833	$203,333 (*) $162,000 (*)	$303,333 $257,833
Dave Crowley, President and CSO	2016 2015	$100,000 $70,576	- $19,377	$100,000 $89,953
Edward A. Lyon, CTS	2016 2015	$42,000 $3,500	$198,000(**) $235,852	$240,000 $239,352

Except as described below, none of the Named Executive Officers has an employment agreement.

Edward A. Lyon, a member of the Board of Directors, is party to an employment agreement with Tax Coach Software, LLC, a subsidiary of the Company. The Agreement was entered into effective November 1, 2015, and provides for Mr. Lyon to serve as General Manager, responsible for supervising the business and affairs of Tax Coach Software. The agreement has a three-year term, which may be extended. The agreement provides for base salary of $42,000.00 per year, plus bonus. The annual bonus is the sum of the following: (i) for Tax Coach Software revenues in excess of $850,000 and less than $950,000, forty percent (40%) of Tax Coach Software’s gross profit (as determined in accordance with generally acceptable accounting principles, net of amounts paid under employment agreements and consulting agreements), plus (ii) for Tax Coach Software revenues in excess of $950,000, twenty percent (20%) of Tax Coach Software’s gross profit (as determined in accordance with generally acceptable accounting principles, net of amounts paid under employment agreements and consulting agreements).

(*) For Mr. Pollock, the amount shown in the Summary Compensation Table under the heading All Other Compensation represents amounts paid by Financial Gravity to a consulting firm owned and controlled by Mr. Pollock, in compensation for services not related to his roles as an officer and director of Financial Gravity.

(**) For Mr. Lyon, the amount shown in the Summary Compensation Table under the heading All Other Compensation represents amounts paid by Financial Gravity to a consulting firm owned and controlled by Mr. Lyon, in compensation for services not related to his roles as an officer and director of Financial Gravity.

Compensation of Directors

For the period ended December 31, 2015 and prior to the Merger, the Company’s directors received no compensation for their services as directors. Financial Gravity has not established any standard arrangements pursuant to which directors have been compensated for their services, although all directors are reimbursed for out-of-pocket expenses, including those incurred in connection with attendance at Board of Directors meetings. Financial Gravity may establish a compensation plan for its directors in the future.

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Certain Relationships and Related Transactions

Except as set forth below, none of the Company’s directors or officers, nor any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to the Company’s shares, nor any relative or spouse of any of the foregoing persons, has had any material interest, direct or indirect, in any transaction to which the Company was a party, and in which the amount involved exceeds the lesser of (i) $120,000 or (ii) one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years.

Bison Financial Group, whose Chief Executive Officer is Mr. Paul Williams, has provided corporate financial advisory and business development services to the Company for a flat fee of $5,000 per month. The provision of services commenced in 2014, during which time Mr. Williams had no formal affiliation with the Company. The provision of services by Bison Financial Group continued in 2015, during which time the Company paid Bison Financial Group an aggregate of $9,020. During 2015, Mr. Williams was appointed to the board of directors of the Company and consequently became an affiliate of the Company. The provision of services by Bison Financial Group continued in 2016, during which time the Company paid Bison Financial Group an aggregate of $49,000 for the years ended September 30, 2016. In 2016, Mr. Williams was appointed as Chief Financial Officer of the Company.

Effective as of October 1, 2015, Financial Gravity Holdings, a subsidiary of the Company, purchased all of the equity interests of Tax Coach Software, LLC, an Ohio limited liability company, for aggregate consideration of 2,000,000 shares of the common stock of Financial Gravity (the “Tax Coach Software Transaction”). The Purchase Agreement for the Tax Coach Software Transaction was amended effective as of March 25, 2016 to give effect to a three-for-one (3:1) forward split of the Financial Gravity Holdings common stock, bringing the aggregate consideration to 6,000,000 shares of the common stock of Financial Gravity Holdings.

TaxTuneup, LLC, which is an entity owned by Mr. Edward A. Lyon, a current director of the Company, received approximately 43% of the shares of Financial Gravity Holdings issued in the Tax Coach Software Transaction, then having an approximate value of $864,500. As a consequence of such issuance, Mr. Lyon is the beneficial owner of 7.2% of the Company’s common stock as of September 30, 2016 (after giving effect to the Merger).

Additionally, Van Data, LLC, which is an entity owned Keith VandeStadt, a greater than 5% beneficial shareholder of the Company, received approximately 47% of the shares of Financial Gravity Holdings issued in the Tax Coach Software Transaction, then having an approximate value of $940,500. As a consequence of such issuance, Mr. VandeStadt is the beneficial owner of 7.8% of the Company’s common stock as of September 30, 2016 (after giving effect to the Merger).

In the Tax Coach Software Transaction, the shares of Financial Gravity Holdings common stock received by TaxTuneup, LLC (owned by Mr. Lyon), do not include any of the shares of Financial Gravity Holdings common stock received by Van Data, LLC (owned by Mr. VandeStadt). Their respective holdings of Company common stock are completely separated.

During fiscal 2016, Financial Gravity Holdings paid $218,990 to Van Data, LLC, a consulting firm owned and controlled by Keith VandeStadt, in compensation for maintaining the Tax Coach Software application and data, making enhancements and modifications to software as needed, maintaining server platform and web environment, applying updates to licensed content, and other services agreed upon in writing.

During fiscal 2015, Financial Gravity Holdings paid $198,000 to Tax Tuneup, LLC, a consulting firm owned and controlled by Mr. Lyon, in compensation for services not related to his roles as an officer and director. The services rendered to Financial Gravity Holdings involved providing weekly content for company newsletters, hosting weekly events, hosting additional webinars as needed, and other services agreed upon in writing.

On December 30, 2014, Financial Gravity Holdings acquired 100% of the capital stock of Cloud9 Holdings Company. In consideration of such purchase, Financial Gravity Holdings issued 1,314,477 shares of Financial Gravity Holdings common stock to the selling shareholder. The selling stockholder in the transaction was Mr. Paul Boyd, then serving as Chief Operating Officer of the Company. The shares of Financial Gravity Holdings common stock which served as the consideration in the transaction had an approximate value of $438,159. In connection with the transaction, Financial Gravity Holdings also agreed to pay $132,682 of pre-existing expenses, including a payable to Mr. Boyd.

Independence of Directors

The Company’s common stock is quoted through the OTC System. For purposes of determining whether members of the Company’s Board of Directors are “independent,” the Company’s Board utilizes the standards set forth in the NASDAQ Stock Market Marketplace Rules. At present, the Company’s entire Board serves as its Audit, Compensation and Nominating Committees. The Company’s Board of Directors has determined that, of the Company’s present directors, George Crumley, constituting one of the five members of the Board, is an “independent director,” as defined under NASDAQ’s Marketplace Rules, for purposes of qualifying as independent members of the Board and an Audit, Compensation and Nominating Committee of the Board, but that John Pollock, Dave Crowley, Paul Williams and Edward A. Lyon are not “independent directors” since they currently serve as executive officers of the Company.

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The Company’s Board of Directors is of the view that the current leadership structure is suitable for the Company at its present stage of development, and that the interests of the Company are best served by the combination of the roles of Chairman of the Board and Chief Executive Officer.

As a matter of regular practice, and as part of its oversight function, the Company’s Board of Directors undertakes a review of the significant risks in respect of the Company’s business. Such review is conducted in concert with outside professionals (including legal counsel) with expertise in substantive areas germane to the Company’s business. With the Company’s current governance structure, the Company’s Board of Directors and senior executives are, by and large, the same individuals, and consequently, there is not a significant division of oversight and operational responsibilities in managing the material risks facing the Company.

Description of Securities

We currently have authorized capital of 300,000,000 shares, all of which is common stock, par value $.001 per share (the “Common Stock”). As of September 30, 2016, the Company has outstanding 34,862,900 shares of Common Stock.

Common Stock

The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Upon liquidation, dissolution or winding up of the Company, holders of Common Stock will be entitled to share ratably in all of the Company’s assets that are legally available for distribution, after payment of all debts and other liabilities. The holders of Common Stock have no preemptive, subscription, or redemption rights.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Price Range of Common Stock

The Company’s Common Stock is traded in the over-the-counter market and quoted under the symbol POIL through the OTC Markets System. The following are the high and low sales prices for the Company’s Common Stock for the periods reflected below, as reported by Yahoo Finance:

Fiscal Year Ended September 30, 2014	High	Low

First Quarter	$300.00	$5.00
Second Quarter	$7.50	$.30
Third Quarter	$.38	$.07
Fourth Quarter	$.09	$.01

Fiscal Year Ended September 30, 2015	High	Low

First Quarter	$.02	$.01
Second Quarter	$2.00	$.00
Third Quarter	$1.49	$.01
Fourth Quarter	$1.00	$.01

Nine Months Ended June 30, 2016	High	Low

First Quarter	$1.00	$.02
Second Quarter	$1.00	$.01
Third Quarter	$1.00	$.01

The above prices reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.

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Securities authorized for issuance under equity compensation plans

The following table provides information as of the period ended September 30, 2016 with respect to Company compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance.

Equity Compensation Plan Information
	A (1)	B	C
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
Equity compensation plans approved by security holders	9,000,000 (2)	$0.64	6,799,654 (3)
Equity compensation plans not approved by security holders	-0-	-0-	-0-
Total	9,000,000	$0.64	6,799,654

_______________

(1)	As a consequence of the Merger, outstanding options as to 2,211,146 of the Company's shares have vested.
(2)	Shares subject to stock options under the 2015 Stock Option Plan.
(3)	Shares available for the grant of stock options and stock purchase rights to employees, directors and consultants under the 2015 Stock Option Plan.

Following is a brief description of the material features of each compensation plan under which equity securities of the Company are authorized for issuance. The 2015 Stock Option Plan was adopted without approval of Company security holders.

The Company has granted stock options to certain employees and contractors under its 2015 Stock Option Plan, assumed from Financial Gravity Holdings. The Company is authorized to issue an aggregate of 9,000,000 options, of which 6,799,654 remain available for issuance, as non-statutory (non-qualified) stock options, under the 2015 Stock Option Plan. Currently outstanding options under the 2015 Stock Option Plan vest over a period of no greater than two years, and expire ten years from the grant date.

Holders

The approximate number of stockholders of record of the Company’s Common Stock on September 30, 2016 was 1,689.

Dividends

The Company has never paid any cash dividends on its common stock, and it is anticipated that none will be paid in the foreseeable future.

Indemnification of Directors and Officers

Section 78.7502 of the Nevada Revised Statutes provides, in general, that a corporation incorporated under the laws of the State of Nevada, such as the Company, may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our Company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

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Item 3.02.       Unregistered Sales of Equity Securities.

Issuances by Pacific Oil Company

Pursuant to the Merger Agreement, effective September 30, 2016 we issued to the former stockholders of Financial Gravity Holdings an aggregate of 32,248,183 shares of the Company’s common stock. Such securities were not registered under the Securities Act of 1933. The issuance of these shares was exempt from registration pursuant to Section 4(2) and Rule 501(a) of Regulation D promulgated by the Commission under the Securities Act of 1933. We made this determination based on the representations of each former stockholder of Financial Gravity who voted with respect to the Merger, which included, in pertinent part, that such stockholder is acquiring the shares of the Company’s common stock for his, her or its sole account, for investment and not with a view to the resale or distribution thereof, and that such stockholder either (A) is an “accredited investor,” as defined in Regulation D of the Securities Act, (B) has such knowledge and experience in financial and business matters that the stockholder is capable of evaluating the merits and risks of receiving the shares of the Company’s common stock, or (C) has appointed an appropriate person to act as the stockholder’s purchaser representative in connection with evaluating the merits and risks of receiving the shares of the Company’s common stock. Appropriate legends have been affixed to all shares of the Company’s common stock to be issued in such transaction.

Issuances by Financial Gravity

During the year ended September 30, 2015, Financial Gravity Holdings, a subsidiary of the Company, issued 21,150,000 shares of common stock to the founding members of Financial Gravity Holdings and also 5,625,000 shares of common stock to a number of accredited investors pursuant to a private placement, for an aggregate price of approximately $1,875,000. Also during the year ended September 30, 2015, Financial Gravity Holdings issued 150,000 common shares to two non-employee directors (total of 300,000 shares), in lieu of stock option grants. Also during the year ended September 30, 2015, Financial Gravity Holdings acquired 100% of the capital stock of Cloud9 Holdings Company. In consideration of such purchase, the Company issued 1,314,477 shares of Company common stock to the selling shareholder (this number of shares reflects the three-for-one (3:1) forward split effective March 25, 2016). The selling stockholder in the transaction was Mr. Paul Boyd, then serving as Chief Operating Officer of the Company. The shares of Company common stock which served as the consideration in the transaction, had an approximate value of $438,159.

During the year ended September 30, 2016, Financial Gravity Holdings issued an additional 785,000 shares of common stock to a number of accredited investors pursuant to the private placement, for an aggregate price of $535,000. In January 2016 one of the founding members of Financial Gravity Holdings forfeited 2,926,294 common shares. Also during the year ended September 30, 2016, Financial Gravity Holdings acquired 100% of the capital stock of Tax Coach Software, LLC. In consideration of such purchase, Financial Gravity Holdings issued 6,000,000 shares of common stock to the sellers.

Subsequent to September 30, 2016 an aggregate of 350,000 shares of Company common stock have been sold.

The sales of the securities identified above were made pursuant to privately negotiated transactions that did not involve a public offering of securities and, accordingly, the Company believes that these transactions were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof. Each investor represented that such investor either (A) is an “accredited investor,” (B) has such knowledge and experience in financial and business matters that the investor is capable of evaluating the merits and risks of acquiring the shares of Financial Gravity Holdings common stock, or (C) appointed an appropriate person to act as the investor’s purchaser representative in connection with evaluating the merits and risks of acquiring the shares of Financial Gravity Holdings common stock. The investors received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration or an available exemption from such registration. All of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

The Financial Gravity Holdings option grants were effected pursuant to Rule 701 promulgated under the Securities Act.

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Item 4.01.       Changes in Registrant’s Certifying Accountant

New registered public accounting firm

On December 26, 2016 (the “Engagement Date”), the Company engaged the firm of Whitley Penn LLP (“Whitley Penn”) as the new independent auditors for the years ended September 30, 2016 and 2015. The decision to engage Whitley Penn as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors.

During the two most recent fiscal years and through the Engagement Date, the Company has not consulted with Whitley Penn regarding either:

1.	The application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that Whitley Penn concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or
2.	Any matter that was either the subject of a “disagreement” (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a “reportable event” (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

The Company has provided Whitley Penn with a copy of the above disclosures. A copy of Whiley Penn’s letter to the U.S. Securities and Exchange Commission required by Item 304(a) of Regulation S-K is included as Exhibit 23.1 to this Report.

Previous registered public accounting firm

On December 20, 2016, the firm of Lane Gorman Trubitt, LLC (“Lane Gorman”) resigned as auditors of Financial Gravity Companies, Inc. (the “Company”). This action was in response to concerns about the independence of Lane Gorman based on the firm’s involvement in the preparation of footnote disclosures on prior audit reports for the years ended December 31, 2015 and 2014. These concerns were highlighted in comment letters received from the SEC dated November 8, 2016 and December 12, 2016. Lane Gorman determined that resignation was the most prudent action to take, in order for the Company to timely engage a new firm and complete a new audit of the financial statements for the two years ended September 30, 2016 and 2015.

Lane Gorman’s reports on the Company’s financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years and any subsequent interim period preceding Lane Gorman’s resignation, there were no disagreements with Lane Gorman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

During the Company’s two most recent fiscal years and any subsequent interim period preceding Lane Gorman’s resignation, there were no “reportable events” (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Appointment of Lane Gorman Trubitt LLC by Pacific Oil Company

For accounting purposes, the Merger has been accounted for as a merger, with Financial Gravity as the accounting acquirer (legal acquiree). Accordingly, effective September 30, 2016 (upon closing of the Merger), the Company dismissed TAAD, LLP (“TAAD”) as the Company’s independent registered public accounting firm and appointed Lane Gorman Trubitt, LLC (“LGT”) as the Company’s independent registered public accounting firm. The Board of Directors of the Company approved the change of independent registered public accounting firms.

TAAD’s independent auditor’s report dated December 29, 2015, furnished in connection with the Company’s annual report on Form 10-K for the period ended September 30, 2015, did not include an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that each such independent auditor’s report contained an qualification raising substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s most recent fiscal year and the subsequent interim period prior to the date of this Report, there were no disagreements with TAAD on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of TAAD, would have caused it to make reference to the matter thereof in connection with its Report.

The Company has provided TAAD with a copy of this Report prior to the filing hereof and has requested that TAAD furnish the Company a letter addressed to the Commission stating whether or not TAAD agrees with the statements made by the Company in this report.

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Prior to the appointment of LGT as the Company’s independent registered public accounting firm, neither the Company nor anyone acting on its behalf consulted with LGT regarding either (a) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report or oral advice was provided to the Company that LGT concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (b) any matter that was the subject of a disagreement identified in response to Item 304(a)(1)(iv) of Regulation S-K and the related instructions or an event identified in response to Item 304(a)(1)(v) of Regulation S-K.

The Company has also provided LGT with a copy of this Report, requested LGT to review the disclosures contained in this Report and provided LGT with the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission containing any new information, clarification of the Company’s expression of its views or the respects in which LGT does not agree with the disclosures made in this Report.

Appointment of TAAD, LLP by Pacific Oil Company

Effective September 30, 2015, Pacific Oil dismissed Cutler & Co., LLC (“Cutler & Co.”) as Pacific Oil’s independent certified public accountants and appointed TAAD, LLP as Pacific Oil’s independent certified public accountants. The Board of Directors of Pacific Oil approved the change of independent certified public accountants.

Cutler’s independent auditor’s report dated January 2, 2015, furnished in connection with the Company’s annual report on Form 10-K/A for the period ended September 30, 2014, did not include an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During Pacific Oil’s most recent fiscal year and any subsequent interim period prior to the date of this Report, there were no disagreements with Cutler & Co. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Cutler & Co., would have caused it to make reference to the matter thereof in connection with its report.

The Company has provided Cutler & Co. with a copy of this report prior to the filing hereof and has requested that Cutler & Co. furnish the Company a letter addressed to the Commission stating whether or not Cutler & Co. agrees with the statements made by the Company in this report.

Prior to the appointment of TAAD as Pacific Oil’s independent certified public accountants, neither Pacific Oil nor anyone acting on its behalf consulted with TAAD regarding either (a) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on Pacific Oil’s financial statements, and neither a written report or oral advice was provided to Pacific Oil that TAAD concluded was an important factor considered by Pacific Oil in reaching a decision as to the accounting, auditing or financial reporting issue, or (b) any matter that was the subject of a disagreement identified in response to Item 304(a)(1)(iv) of Regulation S-K and the related instructions or an event identified in response to Item 304(a)(1)(v) of Regulation S-K.

Item 5.01.       Changes in Control of Registrant.

As contemplated by the Merger Agreement, the transactions in the Company’s stock ownership described under Item 2.01 of this Report and the changes to the composition of the Board of Directors of the Company described under Item 5.02 of this Report, resulted in a change of control of the Company. The information under Items 2.01 and 5.02 of this Report is incorporated by reference into this Item 5.01.

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the transactions contemplated by the Merger Agreement described under Item 1.01 of this Report, the Company’s Board of Directors increased in size to 6 persons. The officers and directors of the Company prior to the Merger resigned on the effective date of the Merger. Also pursuant to the Merger Agreement, and prior to his resignation, Mr. Anthony Sarvucci, then the sole director, elected Messrs. John Pollock, Dave Crowley, Paul Williams, Edward A. Lyons, and George Crumley to the Company’s Board of Directors.

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The members of the Board of Directors, plus the new executive officers of the Company, as appointed by the Board of Directors, and their respective titles are set forth below:

Name	Positions with the Company
John Pollock	Chairman of the Board, Chief Executive Officer
Dave Crowley	President, Chief Strategy Officer, Secretary, Treasurer and Board Member
Rick Johnson	Chief Operating Officer
James F. Reggio	Chief Technology Officer and Chief Marketing Officer
Paul Williams	Vice Chairman of the Board, Chief Financial Officer, Assistant Secretary and Assistant Treasurer
Edward A. Lyon	Chief Tax Strategist and Board Member
George Crumley	Board Member

Biographical and other information regarding these individuals is provided under the caption “Management” in Item 2.01 above, which is incorporated by reference into this Item 5.02.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The fiscal year end used by Pacific Oil Company prior to the reverse merger (September 30), will remain unchanged.

Pacific Oil Company will file an Annual Report on Form 10-K for the fiscal year ended September 30, 2016, containing financial statements for the years ended September 30, 2016 and 2015.

Item 5.06.       Change in Shell Company Status.

As described in Item 2.01 above, which is incorporated by reference into this Item 5.06, the Company ceased being a shell company (as defined in Rule 12b-2 under the Exchange Act of 1934, as amended) on the effective date of the Merger.

Item 9.01.       Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired.

As a result of its acquisition of Financial Gravity as described in Item 2.01, the registrant is filing Financial Gravity’s audited and unaudited financial information as Exhibits 99.1 and 99.2 to this Report.

(b)           Pro forma financial information.

Attached as Exhibit 99.3 is a pro forma Balance Sheet as of June 30, 2016. Pro forma Profit and Loss Statements are not included, as they would not be materially different from the Profit and Loss Statements of Financial Gravity referenced in Item 9.01(a) above.

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(d)           Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated as of September 30, 2016, by and among Pacific Oil Company, a Nevada corporation, Pacific Merger Corp., a Texas corporation, and Financial Gravity Holdings, Inc., a Texas corporation, and Certificate of Merger relating to the merger of Pacific Merger Corp. with and into Financial Gravity Holdings, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 11, 2016 (Commission File No. 1-34770))

3.1 *	Articles of Incorporation filed December 5, 2005

3.2 *	Certificate of Amendment filed January 4, 2013

3.3 *	Certificate of Amendment filed July 26, 2013

3.4 *	Certificate of Change filed February 9, 2015

3.5	Certificate of Amendment filed October 31, 2016 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 7, 2016 (Commission File No. 1-34770))

3.6	Certificate of Correction filed November 1, 2016 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on November 7, 2016 (Commission File No. 1-34770))

3.7	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 22, 2016 (Commission File No. 1-34770))

10.1 *	2015 Stock Option Plan for Financial Gravity Holdings, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 11, 2016 (Commission File No. 1-34770))

10.2 *	Stock Purchase Agreement made as of August 12, 2015 by and among Cloud9Accelerator, LLC, a Texas limited liability company doing business as Financial Gravity Ventures, The David and Ricki Jackson Revocable Trust, under Trust Agreement dated October 12, 2010, and SASH Corporation, an Oklahoma corporation doing business as Metro Data Processing

10.3 *	Purchase Agreement dated effective as of October 1, 2015 by and between Financial Gravity Holdings, Inc. and the holders of all of the issued and outstanding membership interests of Tax Coach Software, LLC, an Ohio limited liability company

10.4 *	Amendment to Purchase Agreement by and between Financial Gravity Holdings, Inc. and the holders of all of the issued and outstanding membership interests of Tax Coach Software, LLC, dated effective as of March 25, 2016

10.5 *	Escrow Agreement, dated effective as of March 25, 2016 by and among Financial Gravity Holdings, Inc., each of the holders of all of the issued and outstanding membership interests of Tax Coach Software, LLC, Edward A. Lyon, as representative of the Sellers, and American Escrow Company, as escrow agent

10.6 *	Amended and Restated Escrow Agreement, dated effective as of March 25, 2016 by and among Financial Gravity Holdings, Inc., a Texas corporation, each of the holders of all of the issued and outstanding membership interests of Tax Coach Software, LLC, Edward A. Lyon, as representative of the Sellers, and American Escrow Company, as escrow agent

10.7 *	Company Distribution Notice dated as of November 11, 2016, with respect to the Amended and Restated Escrow Agreement, dated effective as of March 25, 2016

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10.8 *	Stock Exchange Agreement dated as of December 30, 2014, by and between Cloud9 Holdings Co. and Financial Gravity Holdings, Inc

10.9 *	Employment Agreement by and between Tax Coach Software, LLC and Edward A. Lyon, entered into effective November 1, 2015

10.10 *	Agreement and Personal Guarantee, between Wells Fargo Bank, N.A. and Business Legacy, Inc., guaranteed by John Pollock

10.11 *	Promissory Note dated February 28, 2014, payable by Tax Coach Software, LLC to The Huntington National Bank

10.12 *	Commercial Guaranty dated February 28, 2014, by Keith VandeStadt in favor of The Huntington National Bank

10.13 *	Commercial Security Agreement dated February 28, 2014, between Tax Coach Software, LLC and The Huntington National Bank

10.14 *	2015 Stock Option Plan

16.1	Letter dated February 8, 2017 from Lane Gorman Trubitt, LLC

21 *	Listing of subsidiaries

23.1	Consent of Whitley Penn LLP

99.1 *	Report of Independent Registered Public Accounting Firm

Audited Financial Statements of Financial Gravity Companies, Inc. for the years ended September 30, 2016 and 2015.

Audited consolidated balance sheets of Financial Gravity Companies, Inc. and subsidiaries September 30, 2016 and 2015.

Audited consolidated statements of operations of Financial Gravity Companies, Inc. and subsidiaries for the years ended September 30, 2016 and 2015.

Audited consolidated statements of changes in shareholders’ equity of Financial Gravity Companies, Inc. and subsidiaries for the years ended September 30, 2016 and 2015.

Audited consolidated statements of cash flows of Financial Gravity Companies, Inc. and subsidiaries for the years ended September 30, 2016 and 2015.

____________________

     * Filed Herewith

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SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pacific Oil Company

By:	/s/ John Pollock
John Pollock Chairman of the Board and Chief Executive Officer

Dated:  February 9, 2017

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